EXHIBIT 4.4


                                             Option Number:  OP2004-____________

                          TNX TELEVISION HOLDINGS, INC.
                   NONQUALIFIED STOCK OPTION LETTER AGREEMENT


                                                         Date:  ________________


YOUR PARTICULAR ATTENTION IS DIRECTED TO SECTION 7 OF THE PLAN WHICH DESCRIBES CERTAIN IMPORTANT CONDITIONS RELATING TO FEDERAL AND STATE SECURITIES LAWS THAT MUST BE SATISFIED BEFORE THE OPTION CAN BE EXERCISED AND BEFORE THE COMPANY CAN ISSUE, ANY SHARES TO YOU. THE COMPANY HAS NO OBLIGATION TO REGISTER THE SHARES THAT WOULD BE ISSUED UPON THE EXERCISE OF YOUR OPTION, AND IF IT NEVER REGISTERS THE SHARES, YOU WILL NOT BE ABLE TO EXERCISE THE OPTION UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AT THE PRESENT TIME, EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE VERY LIMITED AND MIGHT BE UNAVAILABLE TO YOU PRIOR TO THE EXPIRATION OF THE OPTION. CONSEQUENTLY, YOU MIGHT HAVE NO OPPORTUNITY TO EXERCISE THE OPTION TO RECEIVE SHARES. IN ADDITION, YOU SHOULD CONSULT WITH YOUR TAX ADVISOR IN ADVANCE CONCERNING THE RAMIFICATIONS TO YOU OF HOLDING OR EXERCISING YOUR OPTIONS OR HOLDING OR SELLING THE SHARES UNDERLYING SUCH OPTIONS.

TO: ________________________

We are pleased to inform you that you have been selected to receive an option by the Administrator of the TNX Television Holdings, Inc. (the "Company") 2004 Employee, Director and Consultant Stock Option Plan (the "Plan"). The Plan was adopted by the Board of Directors and approved by the shareholders. When you sign and return to the Company the Acceptance and Acknowledgment attached to this Stock Option Agreement you will be entitled to receive a nonqualified option for the purchase of shares of the Company's Common Stock, par value $.__ per share ("Common Stock"), at an exercise price of $____ per share, subject to the vesting provisions set forth herein. A copy of the Plan is attached and the provisions thereof, including, without limitation those relating to withholding taxes, are incorporated into this Agreement by reference. It is understood that this Option is not intended to constitute an incentive stock option as that term is defined in Section 422A of the Internal Revenue Code of 1986 (the "Code"), as amended.

      The terms of the option are as set forth in the Plan and in this Agreement. The most important of the terms set forth in the Plan are summarized as follows:

      Number of Shares: The option granted to you covers an aggregate of ____ shares of Common Stock.

      Exercise Price: The exercise price per share of Common Stock subject to your option is $____ per share (the "Exercise Price").

      Adjustments: The number of shares of Common Stock subject to your option and the Exercise Price may be subject to adjustment under certain circumstances as described in the Plan.

      Date of Grant: The date of grant of the option is ____________.

      Term: The term of the option is ten years from date of grant, unless sooner terminated.

      Vesting: Your option shall vest according to the following schedule, provided you continue your relationship with the Company or a related corporation:

                           PERIOD OF YOUR CONTINUOUS
                         RELATIONSHIP WITH THE COMPANY       PORTION OF TOTAL
                           OR A RELATED CORPORATION               OPTION
                        FROM THE DATE OPTION IS GRANTED    WHICH IS EXERCISABLE
                        -------------------------------    --------------------

                     After 1 year.......................
                     After 2 years......................
                     After 3 years......................

      Exercise: The vested portion of the option may be exercised, in whole or in part, but not as to any fractional shares, during the term of the option. You should use a Notice of Exercise of Nonqualified Stock Option in the form attached to this Agreement when you exercise the option. During your lifetime only you can exercise the option. The Plan also provides for exercise of the option by the personal representative of your estate or the beneficiary thereof following your death.

      Payment for Shares: The vested portion of this option may be exercised by the delivery of:

            (a) Cash, personal check (unless, at the time of exercise, the Administrator determines otherwise), certified or bank cashier's checks in an amount equal to the aggregate Exercise Price for the number of shares as to which the option is being exercised together with a properly executed Notice of Exercise;

            (b) Unless the Administrator in its sole discretion determines otherwise, shares of the capital stock of the Company held by you having a fair market value at the time of exercise, as determined by the Administrator in accordance with the Plan, equal to the aggregate Exercise Price for the number of shares as to which the option is being exercised;

            (c) Unless the Administrator in its sole discretion determines otherwise, your personal note, for full, partial or no recourse, bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, with or without the pledge of such shares as collateral;

            (d) Unless the Administrator in its sole discretion determines otherwise, a properly executed Notice of Exercise together with instructions to the Company to withhold from the shares that would otherwise be issued upon exercise that number of shares having a fair market value equal to the aggregate Exercise Price for the number of shares as to which the option is being exercised; or

            (e) Unless the Administrator in its sole discretion determines otherwise, any combination of (a), (b), (c) and (d) above.

      Upon receipt of written Notice of Exercise and payment and delivery of any other required documentation, the Company shall deliver to the person exercising the option a certificate or certificates for the appropriate number of shares of Common Stock. It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock upon exercise of this option that you pay, or make provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to collect with respect to the issue or transfer of Common Stock upon exercise.

      Termination: Your option will terminate immediately upon termination for cause, as defined in the Plan, or ninety (90) days after cessation of your relationship with the Company or a related corporation, unless cessation is due to death or total disability, in which case (i) the portion of this option which is vested at the time of such termination plus (ii) a pro rata amount of any portion of this option subject to a periodic vesting schedule that would have accrued on the next vesting date had you not died or become totally disabled shall terminate one year after cessation of such relationship. All unvested options, except those discussed under (ii) of the preceding sentence, will terminate immediately upon the cessation of your relationship with the Company or a related corporation for any reason, including, without limitation, termination for cause, resignation, death or disability.

      Transfer of Option: The option is not transferable except by will or by the applicable laws of descent and distribution.

      Hold back: In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, Grantee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any option shares acquired under this Agreement without the prior written consent of the Company or its underwriters. The period of such restriction (the "Blackout Period") shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding shares of Common Stock without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any option shares subject to the Blackout Period, or into which such option shares thereby become convertible, shall immediately be subject to the restrictions set forth herein. In order to enforce such restriction, the Company may impose stop-transfer instructions with respect to the option shares acquired under this Agreement until the end of the applicable stand-off period. The Company's underwriters shall be beneficiaries of the agreement set forth in this subsection. This subsection shall not apply to option shares registered in the public offering under the Securities Act, and Grantee shall be subject to this subsection only if the directors and officers of the Company are subject to similar arrangements.


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

      Notice: All notices sent in connection with this option shall be in writing and, if to the Company, shall be delivered personally to the President of the Company or mailed to its principal office, addressed to the attention of the President, and, if to you, shall be delivered personally or mailed to you at the address noted on the attached Acceptance and Acknowledgment. Such addresses may be changed at any time by notice from one party to the other.

      It is the intention of the Company that this Plan comply in all respects with Section 16(b) and Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), to the extent applicable, and, if any Plan provision is later found not to be in compliance with such Section or Rule, as the case may be, the provision shall he deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Section 16(b) and Rule 16b-3 under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers an directors or other persons subject to Section 16(b) of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

      All decisions or interpretations made by the Administrator with regard to any question arising hereunder or under the Plan shall be binding and conclusive on the Company and you.

      This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in the Plan, your executors, administrators, legatees and heirs.

      Please execute the Acceptance and Acknowledgment set forth below on the enclosed copy of this Agreement and return it to the undersigned.


                                       Very truly yours.


                                       TNX Television Holdings, Inc.

                                       By:
                                          -----------------------------------


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

                          ACCEPTANCE AND ACKNOWLEDGMENT

      I, a resident of the State of ____________, accept the nonqualified stock option described above and in the TNX Television Holdings, Inc. 2004 Employee, Director and Consultant Stock Option Plan, and acknowledge receipt of a copy of this Agreement, including a copy of the Plan. I have read and understand this Agreement and the Plan, including the provisions of Section 7 thereof. I further understand and acknowledge that the exercise of the nonqualified stock option described above implicates certain tax considerations and the Company has given no tax advice with respect to the nonqualified stock option described above I have been given the opportunity to discuss the option with my tax advisors and I understand the implications of exercising the option and holding or disposing of the shares underlying the option.


Dated:
      -------------------------------


-------------------------------------       ------------------------------------
Taxpayer I.D. Number                        Signature


      By his or her signature below, the spouse of the Optionee, if such Optionee is legally married as of the date of his or her execution of this Agreement, acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Agreement and the Plan.


Dated:
      -------------------------------


                                            ------------------------------------
                                            Spouse's Signature


                                            ------------------------------------
                                            Printed Name


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



                               NOTICE OF EXERCISE

TNX Television Holdings, Inc.
1811 Chestnut Street, Suite 120,
Philadelphia, Pennsylvania  19103

Gentlemen:

      I hereby exercise my right to purchase shares of Common Stock (the "Shares") of TNX Television Holdings, Inc., a Delaware corporation (the "Company"), pursuant to, and in accordance with, the TNX Television Holdings, Inc. Nonqualified Stock Option Agreement ("Agreement") dated ____________. As provided in that Agreement, I deliver herewith a certified or bank cashier's check in the amount of the aggregate option price (unless alternative payment methods have been approved by the Administrator). Please deliver to me stock certificates representing the subject shares registered as follows:

               Name:
                    --------------------------------------

               Address:
                       -----------------------------------

                    --------------------------------------

               Social Security Number:
                                      --------------------

      The aggregate exercise price is $ _______ (total number of shares to be purchased x $_____, per share).

      1. If the sale of the Shares and the resale thereof has not, prior to the date hereof, been registered pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended (the "Act"), the undersigned hereby agrees, represents, and warrants that:

            (a) the undersigned is acquiring the Shares for his or her own account (and not for the account of others), for investment and not with a view to the distribution or resale thereof;

            (b) by virtue of his or her position, the undersigned has access to the same kind of information which would be available in a registration statement filed under the Act;

            (c) the undersigned is a sophisticated investor;

            (d) the undersigned understands that he or she may not sell or otherwise dispose of the Shares in the absence of either (i) a registration statement filed under the Act or (ii) an exemption from the registration provisions thereof; and

            (e) the certificates representing the Shares may contain a legend to the effect of subsection (d) of this Section 1.

      2. If the sale of the Shares and the resale thereof has been registered pursuant to a registration statement filed and declared effective under the Act, the undersigned hereby represents and warrants that he or she has received the applicable prospectus and a copy of the Company's most recent annual report, as well as all other material sent to shareholders generally.

      3. The undersigned acknowledges that the number of shares of Common Stock subject to the Agreement is hereafter reduced by the number of shares of Common Stock represented by the Shares.

      4. The undersigned understands that there are certain tax implications to his or her exercise of his or her right to purchase shares of Common Stock under the Agreement. The undersigned further understands that it is his or her obligation to confer with his or her own tax advisor with respect to such tax implications.



                                    Very truly yours.

                                    ------------------------------------
                                    (signature)



                                    ------------------------------------
                                    (please type or print name)



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